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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-82473 and 333-60779) of Evolving Systems, Inc. of our report dated February 28, 2002 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Denver, Colorado
March 25, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS